                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration
Statement on Form S-3 pertaining to the CFX Corporation Dividend Reinvestment and Stock Purchase Plan (File No. 33-54363) of our report dated January 29, 1997, except for Note W as to which the date is March 24, 1997, with respect to the consolidated financial statements of CFX Corporation as of December 31, 1996, and for the year then ended, incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1996.



                                           /s/ Wolf & Company, P.C.
                                           --------------------------
                                           Wolf & Company, P.C.



Boston Massachusetts
September 12, 1997